Joint Venture Agreement

The joint venture *("Joint Venture")* contemplated by this Joint Venture Agreement *("Agreement")* is created on this 30th day of September, 2016 between La Jolla Capital Partners, LLC, *("La Jolla")*, a Texas limited liability corporation whose address is 2413 Ralph St. Unit 12, Houston, TX 77006, and AngioSoma, Inc. *("AngioSoma")*, a Nevada Corporation whose address is 14001 Walden Road., Ste. 600 Montgomery, TX 77356 USA. La Jolla and AngioSoma are sometimes referred to collectively as *Venturers*.

1. Recitals

AngioSoma agrees that La Jolla has the expertise and experience to search for generic drug manufacturers and successfully negotiate with one or more of them to purchase an option *("Option Holder")* to acquire exclusive worldwide marketing rights for Liprostin™ *("Exclusive Rights to Market")*, a peripheral artery disease treatment owned by a subsidiary of AngioSoma Research, Inc., a Texas corporation and wholly owned subsidiary of AngioSoma.

La Jolla agrees that by successfully completing Clinical Trials Phase 1 and Phase 2a & 2b & 2c, Liprostin™ has great potential value and will have an even greater value upon receipt of an FDA drug approval based on meeting all of their requirements.

The Venturers agree that managing the effort to obtain the requisite FDA drug approval and completing the exclusive license to market Liprostin™ with an Option Holder, will be a substantial effort expended by La Jolla, extending over a period of 2 to 3 years, and requiring up to $4 million in funding.

The Venturers agree that the proposed option is a concept that could vary substantially through negotiations with the Option Holder based on the outcome of all requirements. There are two basic components of the option as listed below:

1. Cash fee paid in advance
2. Exclusive Rights to Market — a combination of either a cash fee and / or sales royalties, or both

There can be many combinations as the following three examples of possible option scenarios show:

1. Cash fee paid in advance would be reduced if the generic drug manufacturers decided to sponsor the Trials internally
2. After Trials, no cash fee for Exclusive Rights to Market is paid, but royalties are larger with higher minimums
3. Based on less than stellar Trials' outcome, the Option Holder renegotiates more favorable price, terms, and conditions of the Exclusive Rights to Market

Because of the information set forth in the Recitals section, Venturers therefore agree to the following:

2. Conditions

The Venturers form this Joint Venture in order to obtain funding for gaining FDA regulatory approval for Liprostin™ and subsequent monetization through a license to Exclusive Rights to Market, contingent upon all FDA requirements.

AngioSoma retains all rights and title to Liprostin™. AngioSoma will exclusively reserve for the Joint Venture and Option Holders all current and future intellectual property (New Patents Application 62/182,605, 62/182610, 62/182,613, and the seminal patent assignment US Patent 5718917) as they pertain to Liprostin™ (collectively, the *"IP"*) and the proposed Exclusive Rights to Market worldwide.

This agreement does not pertain to any other assets or subsidiaries of AngioSoma and will not limit AngioSoma in any other respects other than the reservation of the aforementioned IP.

AngioSoma will provide La Jolla contact information for any existing connections or ongoing efforts towards selling options to license and commercializing Liprostin™, to include FDA, transdermal patches, and micro needles. While this Joint Venture Agreement is in force, AngioSoma will not make connections with transdermal patch and microneedle developers, or generic drug manufacturers as they may pertain to Liprostin™

La Jolla shall provide AngioSoma a monthly update at the end of each month with the following:

1. Listing of all possible Option Holders that La Jolla has approached associated with the Joint Venture
2. Proposed disbursements from Escrow Agent for the next month
3. Proposed amendments to the enclosed summary budget which will at the time of the update become the Trials' budget

As a public company, AngioSoma may publicly issue press releases, make progress reports on its website or in communications to the public, as well as make SEC mandated periodic filings associated with the information provided to AngioSoma by La Jolla. Any time La Jolla's name is used, AngioSoma will seek La Jolla's consent prior to release of such information.

La Jolla has no authority to enter into any agreements, contracts or deals on behalf of AngioSoma or the Joint Venture. Both Venturers' written consent is required to enter into any transaction involving an option, license, technology transfer, professional engagement or any item outside of the budgeted expenses listed later in the Joint Venture Budget Summary, or other similar transaction associated with an Option Holder or Exclusive Rights to Market licensee.

2413 Ralph St. Unit 12, Houston, TX 77006 Office: 713 – 630 – 0782
La Jolla, CA 92037 Office: 858 – 337 – 7655 cpiazza@mac.com

3. Escrow Agent

Robert L. Sonfield, Jr. esq. of Sonfield & Sonfield will act as an escrow agent *("Escrow Agent")* for any such funds that may accrue to the Joint Venture based upon the sale of an option or license. Escrow agent will hold said funds and is charged with:

1. Monthly disbursement of funds for expenses associated with FDA regulatory requirements as per Joint Venture Budget Summary within Agreement or fees associated with the exercise of the option to acquire the Exclusive Rights to Market

2. Production of monthly disbursement reports sent to both Venturers

3. Monthly invoice for escrow services of $500 per month

At closing of any option sale, the Escrow Agent shall follow the following procedure:

1. The proceeds will be deposited in Escrow Agent's account for future disbursement for Trials as budgeted within this agreement toward securing FDA regulatory approval for Liprostin™.

2. Ten percent (10%) of gross proceeds (net of legal fees associated with option contracts) will be paid by the Escrow Agent to La Jolla as expense reimbursement.

In the event that the Option Holder exercises the option to obtain the Exclusive Rights to Market, then any advance fees, royalty payments or other such monies collected at that time shall be paid out by the Escrow Agent as follows:

1. Seventy-Five percent (75%) to AngioSoma

2. Twenty-Five percent (25%) to La Jolla

3. In addition, the Escrow Agent will order that AngioSoma issue to La Jolla, a five-year, "cashless" option to acquire 2,000,000 common shares of AngioSoma at an exercise price of $0.25 per common share.

4. Two Operational Periods

4.1 Unbudgeted Period

For a six (6) month period beginning with the signing of this Agreement and ceasing when an Option Holder acquires an option or license and funds are received by the Escrow Agent ("Unbudgeted Period"), La Jolla will finance its costs involved in finding and negotiating an option to acquire Exclusive Rights to Market subject to the outcome of FDA regulatory requirements. This will include all incidental expenses, travel expenses, office expenses, etc. for its personnel, and La Jolla will be responsible for all of its own taxes, payroll taxes, etc. associated with those costs, except the expenses associated with the preparation of the option or license documents, contracts or agreements.

After the six (6) month period, La Jolla will have the option of continuing to seek an Option Holder to acquire an option or license, but La Jolla will no longer have the exclusive right in the sense that AngioSoma may seek other Option Holders outside of the Joint Venture. La Jolla must provide AngioSoma a written statement as to its intentions to continue seeking an Option Holder; if no written statement is received at the ending of the Un-Budgeted Period, then the Joint Venture is considered terminated.

After expiration of the Un-Budgeted Period, if AngioSoma consummates a sale to an Option Holder not named in one of La Jolla's monthly updates, the following terms shall apply:

1. La Jolla shall not be reimbursed the aforementioned ten percent (10%) of the proceeds for expense reimbursement listed in option sale above;

2. AngioSoma shall, at its sole discretion, have the right to discontinue the Joint Venture and discontinue reserving the aforementioned IP for the Joint Venture;

3. If the Joint Venture is terminated by AngioSoma, Joint Venture and La Jolla shall not receive any portion of the sales of the Exclusive Marketing Rights unless said licensee for the Exclusive Rights to Market was listed in the La Jolla monthly update.

4.2 Budgeted Period

Upon receipt of proceeds by Escrow Agent of a sale of an option or license to an Option Holder, a three (3) year period begins *("Budgeted Period")* during which Joint Venture has the sole right to continue operations of the Joint Venture as specified herein. The Budgeted Period ceases at end of third (3rd) year or when an Exclusive Right to Market expires.

The Joint Venture shall pay the costs of FDA regulatory requirements as set forth in the Joint Venture Budget Summary.

5. Joint Venture Budget Summary

The following Joint Venture Budget Summary *("Budget Summary")* estimates the anticipated expenses and allocations of a proposed, four million-dollar ($4,000,000) sale to an Option Holder. This Summary Budget will be updated with information, such as proposed CRO and FDA specialist contract costs, travel expenses, etc., and included in the monthly La Jolla update. The Summary Budget shall not be amended except by written mutual agreement by AngioSoma and La Jolla, at which time, the Escrow Agent will be notified with the written agreement and disbursements shall be affected as noted.

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	Joint Venture Budget Summary	Months	Rate	$4,000,000	
1	Contract Research Organization (CRO)	24	$ 75,000	$ 1,800,000	45%
2	FDA specialist	5	$ 50,000	$ 250,000	6%
3	Other specialist	7	$ 20,000	$ 140,000	4%
4	LJCP Mgmt Fee	24	$ 15,000	$ 360,000	9%
5	AngioSoma Mgmt Fee	24	$ 15,000	$ 360,000	9%
6	Principal Investigator (Dr. Tom Garcia)	36	$ 833	$ 30,000	1%
7	Travel etc.	6	$ 5,000	$ 30,000	1%
8	Legal	3	$ 10,000	$ 30,000	1%
9	Escrow Services	24	$ 500	$ 12,000	0%
10	LJCP Initial Success Fee	10%		$ 400,000	10%
11	Reserve (can be included in Budget Surplus)	3	$ 190,000	$ 570,000	14%
16	**Gross Total**		$ 381,333	$ 3,982,000	100%
17					
18	Example Budget Surplus	100%		$ 18,000	0%
19	AngioSoma	75%		$ 13,500	
20	La Jolla Capital Partners, LLC.	25%		$ 4,500	

5.1 Description of Reserve and Budget Surplus

Line 10 in the Joint Venture Budget Summary sets aside a Reserve equal to approximately three months of typical operating expenses. Should the FDA regulatory requirements take longer, this Reserve would be used to operate the Joint Venture a few months longer. Or if actual expenses for CRO or other contract services exceed the Budget Summary allocations, then the Reserve would be allocated towards these overages with agreement of the Venturers. Conversely, if the FDA regulatory requirements take less time, this Reserve would then become part of the Budget Surplus.

As an added incentive to perform under budget, the Escrow Agent will be directed to disburse at the conclusion of the Budgeted Period:

1. Seventy-Five percent (75%) of all Budget Surplus to AngioSoma
2. Twenty-Five percent (25%) of all Budget Surplus to La Jolla

5.2 Operational Compensation

During the Budgeted Period, the Escrow Agent will be directed to disburse funds associated with services to be provided by individuals and organizations associated with the project management at the beginning of each month as follows:

1. Fifteen thousand dollars ($15,000) monthly fee for services associated with the Trials to AngioSoma for twenty-four (24) months

2. Fifteen thousand dollars ($15,000) monthly fee for project management to La Jolla for twenty-four (24) months

3. Ten thousand dollar ($10,000) annual stipend to Dr. Thomas Garcia, MD, for principal investigator services for up to three (3) years

6. Governing Law and Binding Arbitration

The validity, interpretation and construction of this Joint Venture Agreement and each part thereof will be governed by the laws of the State of Texas, Harris County, without giving effect to its conflict of law principles or rules. The Venturers agree that any future disputes between them will be determined by binding arbitration before a former or retired Texas Judge or Justice. The arbitrator shall be selected by the Administrative Judge of the Harris County District Courts. A ten (10) day notice is required prior to contacting the Administrative Judge, allowing all parties an opportunity to participate.

7. Signatures

Therefore, with the agreement of AngioSoma and La Jolla, the Venturers, this Agreement is signed this day.

La Jolla Capital Partners, LLC

By: /s/ **Richard Piazza** 10.2.2016
C. Richard Piazza, Managing Partner, La Jolla Capital Partners, LLC Date:

AngioSoma, Inc.

By: /s/ **Alex K. Blankenship** 10-3-2016
Alex K. Blankenship, Director, Chief Executive Officer & President Date: